January 30, 1997




Citicorp
399 Park Avenue
New York, NY  10043

Ladies and Gentlemen:

This opinion is being provided by the undersigned, as an Associate General Counsel of Citibank, N.A. I have acted as counsel to Citicorp in connection with the filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, which also constitutes Post-Effective Amendment No. 1 to each of the Registration Statements on Form S-3, File Nos. 33-59791 and 333-14917 (together, the "Registration Statement") for the purpose of registering under the Securities Act Citicorp's common stock, par value $1.00 per share ("Common Stock"), series of preferred stock ("Preferred Stock"), which may be issuable in the form of depositary receipts representing depositary shares ("Depositary Shares"), series of notes, which may be issued as senior notes, subordinated notes or junior subordinated notes (the "Notes"), warrants (the "Warrants"), guarantees of capital securities of certain trusts (the "Guarantees") and certain other securities.

I or attorneys under my supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of Citicorp and other documents, agreements and instruments, and have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In arriving at the opinions expressed below, I have assumed that the signatures on all documents that I have examined are genuine.

On the basis of the foregoing, I am of the opinion that, when the Registration Statement has been filed and has become effective under the Securities Act:

(1) When shares of Common Stock or Preferred Stock or Depositary Shares have been duly issued and sold in the manner contemplated by the Registration Statement (including upon exercise of any Warrant or the conversion of any Note or share of Preferred Stock), such shares will be legally issued, fully paid and non-assessable and the Depositary Shares so issued will be entitled to the rights under, and the benefits of, the deposit agreement under which they have been issued.

(2)      When  the  Notes  have  been  duly   issued  and  sold  in  the  manner
         contemplated by the Registration Statement (including upon exercise of any Warrant), and assuming due
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Citicorp
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January 30, 1997

         authentication thereof by the Trustee or by the authenticating agent, if any, in accordance with the provisions of the indenture under which such Notes have been issued, the Notes will constitute valid and legally binding obligations of Citicorp, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and to general equity principles; and

(3) When the Warrants have been duly issued and sold in the manner contemplated by the Registration Statement, and assuming due countersignature thereof by the warrant agent in accordance with the provisions of the applicable warrant agreement, the Warrants will constitute valid and legally binding obligations of Citicorp, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and to general equity principles.

(4) When the Guarantees have been duly issued and delivered in the manner contemplated by the Registration Statement, the Guarantees will constitute valid and legally binding obligations of Citicorp, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and to general equity principles.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

I hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the heading "Validity of Securities" in any prospectus filed in connection with the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,



/s/ Stephen E. Dietz